UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 10, 2026
Date of Report (date of earliest event reported)

 AdaptHealth Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
555 East North Lane, Suite 5075, Conshohocken, PA 19428
(Address of principal executive offices and zip code)
(610) 424-4515
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 10, 2026, AdaptHealth LLC (the “Borrower”), a subsidiary of AdaptHealth Corp., a Delaware corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) among AdaptHealth Intermediate Holdco LLC, a Delaware limited liability company and Borrower’s direct parent (“Intermediate Holdings”), the Borrower, certain wholly-owned subsidiaries of the Borrower, Bank of America, N.A., as administrative agent, the lenders and other parties party thereto. The Credit Agreement provides for $450.0 million in revolving loan commitments, with a $75.0 million letter of credit sublimit, $325.0 million in initial term loans, and, for a period of up to two years following the closing of the Credit Agreement, $325.0 million in delayed draw term loan commitments.

The Credit Agreement is guaranteed by Intermediate Holdings and certain wholly owned subsidiaries of the Borrower (together with the Borrower, the “Loan Parties”) and is secured by substantially all of the Loan Parties’ property and assets. The initial term loans under the Credit Agreement are payable in quarterly installments equal to 0.625% of the outstanding principal amount of initial term loans beginning on the last business day of the first full fiscal quarter ending after the Closing Date (as defined in the Credit Agreement), increasing to 1.250% per quarter on the ninth fiscal quarter ending after the Closing Date. Delayed draw term loans under the Credit Agreement that are borrowed on a particular date are payable in quarterly installments equal to 0.625% of the outstanding principal amount of the delayed draw term loans borrowed on such date beginning on the last business day of the first full fiscal quarter ending after such borrowing date, increasing to 1.250% per quarter on the ninth fiscal quarter ending after such borrowing date. In addition, under the Credit Agreement, the Borrower may request increases in the revolving commitments and additional term loan facilities, in a maximum amount of up to the Incremental Amount (as defined in the Credit Agreement). Borrowings under the initial term loan facility were used in part to repay existing indebtedness outstanding under the Borrower's prior credit agreement, dated as of January 20, 2021, as amended, among the Borrower, the other loan parties party thereto, the lenders party thereto and Regions Bank, as administrative agent (the “Prior Credit Agreement”). Borrowings under the delayed draw term loan facility may be used to refinance indebtedness outstanding under or in connection with the 6.125% Senior Notes due 2028 issued by the Borrower on July 29, 2020, of which an aggregate principal amount of $325,000,000 is currently outstanding (the “2028 Senior Notes”) and for acquisitions permitted under the Credit Agreement. Borrowings of revolving loans may be used for working capital and other general corporate purposes, including for capital expenditures and acquisitions permitted under the Credit Agreement.

Borrowings and commitments under the Credit Agreement are scheduled to mature and terminate, respectively, on the earlier to occur of April 13, 2031 and a springing maturity date that is ninety-one (91) days prior to the stated maturity date of the 2028 Senior Notes or any other Existing Senior Notes or any Permitted Senior Notes Refinancing Indebtedness (as such terms are defined in the Credit Agreement), provided, that the springing maturity date does not apply if the outstanding indebtedness under the 2028 Senior Notes, any other Existing Senior Notes or any Permitted Senior Notes Refinancing Indebtedness, respectively, is $15,000,000 or less. The Credit Agreement contains certain customary events of default, which include failure to make payments when due thereunder, material inaccuracy of representations or warranties, failure to observe or perform certain covenants, cross-defaults, bankruptcy and insolvency-related events, certain judgments, certain ERISA-related events, and a Change of Control (as defined in the Credit Agreement). The Credit Agreement also contains certain events of default related to compliance with healthcare laws.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain restrictions on the ability of the Loan Parties and their Subsidiaries

(as defined in the Credit Agreement) to incur any additional indebtedness or guarantee indebtedness of others, to create liens on properties or assets, to make loans or advances or other investments in others, to dispose of property and assets, and to make dividends and distributions and to make payments or prepayments on certain unsecured or subordinated indebtedness. In addition, the Credit Agreement includes certain financial maintenance covenants, including that, as of the end of any fiscal quarter, (x) the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) shall not be greater than 3.50 to 1.00 (or greater than 4.00 to 1.00 as of the end of any fiscal quarter occurring during the four consecutive fiscal quarters following certain material acquisitions) and (y) the Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) shall not be less than 3.00 to 1.00.

The interest rates applicable to revolving loans and term loans under the Credit Agreement are, at the Borrower’s option, either (i) a fluctuating base rate, which is equal to the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.5% and (c) Term SOFR (subject to a floor) for the applicable Interest Period (each term as defined in the Credit Agreement) plus 1%, or (ii) Term SOFR (subject to a floor) equal to the Term SOFR Screen Rate (as defined in the Credit Agreement) for the applicable Interest Period, plus in the case of each of clauses (i) and (ii), the Applicable Margin (as defined in the Credit Agreement). The Applicable Margin (i) for base rate loans ranges from 0.125% to 1.000% per annum and (ii) for SOFR loans ranges from 1.125% to 2.000% per annum, in each case based on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement).

Any borrowing under the Credit Agreement may be repaid, in whole or in part, at any time and from time to time without premium or penalty other than customary breakage costs, and any amounts repaid under the revolving credit facility may be reborrowed. Mandatory prepayments are required under the revolving loans when borrowings and letter of credit usage exceed the aggregate revolving commitments of all lenders. Subject to certain exceptions, mandatory prepayments are also required in connection with dispositions of assets or receipt of casualty insurance proceeds or condemnation awards, to the extent not reinvested, and unpermitted debt transactions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02.    Termination of Material Definitive Agreement.

On April 10, 2026, the Company repaid in full all outstanding indebtedness under the Prior Credit Agreement and all commitments, guarantees, liens and security interests related to the Prior Credit Agreement was terminated in connection therewith. The Company funded the repayment of its obligations under the Prior Credit Agreement with borrowings under the Credit Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On April 13, 2026, the Company issued a press release announcing the Credit Agreement, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated April 10, 2026 by and among AdaptHealth LLC, the lenders party thereto and Bank of America, N.A., as administrative agent
99.1	Press Release, dated April 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 13, 2026

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer